                                                                   Exhibit 12.01

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                                                                 NINE MONTHS ENDED
                                                               YEAR ENDED DECEMEBR 31,                          SEPTEMBER 30, 2002
                                              -----------------------------------------------------------       -------------------
EXCLUDING INTEREST ON DEPOSITS:               2001(2)    2000(1)(2)   1999(1)(2)   1998(1)(2)   1997(1)(2)      2002(2)     2001(2)
                                              -------    ----------   ----------   ----------   ----------      -------     -------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                 20,090       23,072       17,687       18,971       17,482        9,590       16,442
     INTEREST FACTOR IN RENT EXPENSE             444          416          292          417          321          325          340
                                              ------       ------       ------       ------       ------       ------       ------
        TOTAL FIXED CHARGES                   20,534       23,488       17,979       19,388       17,803        9,915       16,782
                                              ======       ======       ======       ======       ======       ======       ======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
     BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES  20,519       19,297       16,247        9,271       10,538       16,872       15,114
     FIXED CHARGES                            20,534       23,488       17,979       19,388       17,803        9,915       16,782
                                              ------       ------       ------       ------       ------       ------       ------
        TOTAL INCOME                          41,053       42,785       34,226       28,659       28,341       26,787       31,896
                                              ======       ======       ======       ======       ======       ======       ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS             2.00         1.82         1.90         1.48         1.59         2.70         1.90
                                              ======       ======       ======       ======       ======       ======       ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                         31,793       36,459       28,498       30,531       27,136       16,325       26,186
     INTEREST FACTOR IN RENT EXPENSE             444          416          292          417          321          325          340
                                              ------       ------       ------       ------       ------       ------       ------
        TOTAL FIXED CHARGES                   32,237       36,875       28,790       30,948       27,457       16,650       26,526
                                              ======       ======       ======       ======       ======       ======       ======


INCOME:
     INCOME FROM CONTINUING OPERATIONS
     BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES  20,519       19,297       16,247        9,271       10,538       16,872       15,114
     FIXED CHARGES                            32,237       36,875       28,790       30,948       27,457       16,650       26,526
                                              ------       ------       ------       ------       ------       ------       ------
        TOTAL INCOME                          52,756       56,172       45,037       40,219       37,995       33,522       41,640
                                              ======       ======       ======       ======       ======       ======       ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS             1.64         1.52         1.56         1.30         1.38         2.01         1.57
                                              ======       ======       ======       ======       ======       ======       ======

Note :

(1) On Nov 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.

(2) On Aug 20, 2000, Citigroup completed the distribution to its stockholders of a majority portion of its remaining ownership interest in Travelers Property Casualty Corp. (TPC) (an indirect wholly-owned subsidiary of Citigroup on Dec 31, 2000). Following the distribution, Citigroup began reporting TPC separately as discontinued operations in the Company's Consolidated Statement of Income. The calculation of the ratio of income to fixed charges excludes discontinued operations. Prior periods have been restated on a comparable basis.